Exhibit 10.1

JOINT FILING AGREEMENT

WHEREAS, Peerless Systems Corporation, a Delaware corporation (“Peerless”), is a stockholder of Highbury Financial Inc., a Delaware corporation ( “Highbury”);

WHEREAS, Timothy E. Brog (the “Nominee”) is a director of Peerless, and Peerless has nominated the Nominee as a director for election at Highbury’s next annual meeting of stockholders;

WHEREAS, due to such nomination, Mr. Brog may be deemed to beneficially own the Highbury securities owned by Peerless;

NOW, THEREFORE, IT IS AGREED, as of this 14th day of September 2009 by the parties hereto:

1. In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each of the undersigned (collectively, the “Group”) agrees to the joint filing on behalf of each of them of statements on Schedule 13D with respect to the securities of Highbury to the extent required under applicable securities laws. Each of the undersigned agrees to the joint filing of any necessary amendments to the Schedule 13D. Each member of the Group shall be responsible for the accuracy and completeness of his/its own disclosure therein, and is not responsible for the accuracy and completeness of the information concerning the other members, unless such member knows or has reason to know that such information is inaccurate.

 2. This Agreement may be executed in counterparts, each of which shall be deemed an original and both of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

3. This Agreement shall be governed by the laws of the State of Delaware.

4. Each of the undersigned parties hereby agrees that this Agreement shall be filed as an exhibit to the Schedule 13D pursuant to Rule 13d-1(k)(1)(iii) under the Exchange Act.

PEERLESS SYSTEMS CORPORATION By: /s/ William Neil Name: William Neil Title: Chief Financial Officer and Acting Chief Executive Officer /s/ Timothy E. Brog TIMOTHY E. BROG